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                                                                       EXHIBIT 5
                                 BAKER & DANIELS

    300 NORTH MERIDIAN STREET, SUITE 2700   INDIANAPOLIS, INDIANA 46204-1782
                       (317) 237-0300   FAX (317) 237-1000


                                                                  April 8, 1998


ITT Educational Services, Inc.
5975 Castle Creek Parkway North Drive
Indianapolis, Indiana  46250-0466

Gentlemen:

                  We have examined the corporate records and proceedings of ITT Educational Services, Inc., a Delaware corporation (the "Company"), with respect to the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and non-assessability of all of the presently issued and outstanding shares of common stock, $0.01 par value, of the Company (the "Common Stock") to be offered for sale by ITT Corporation, a Nevada corporation (the "Selling Stockholder") (including the shares to cover an over-allotment option) under the Company's Registration Statement on Form S-3 (Registration No. 333-46267), as amended (the "Registration Statement"), in connection with which this opinion is given.

                  Based on such examination, we are of the opinion that all of the shares of Common Stock being offered by the Selling Stockholder (including the shares to cover an over-allotment option) are validly authorized, legally issued, and fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to us in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Yours very truly,


                                                     BAKER & DANIELS